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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) December 18, 1998
                                                 ------------------
                           ALTEON INC.
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       (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
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(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)



170 Williams Drive, Ramsey, New Jersey                      07446
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
                                                    ---------------

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  (Former Name or Former Address, If Changed Since Last Report)

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Item 5. Other Events.

     Alteon Inc. issued the following press release relating to certain changes to its management and Board of Directors:

"Alteon Appoints Kenneth I. Moch as President and Chief Executive
            Officer, Mark Novitch, M.D., as Chairman;
  Management Changes Result From Resignation of James J. Mauzey
                 and Retirement of Jere E. Goyan

     "RAMSEY, N.J., Dec. 18. Alteon Inc. (Nasdaq: ALTN) announced today that Kenneth I. Moch has been elected as President and Chief Executive Officer and Mark Novitch, M.D., has been elected Chairman of the Board, effective immediately. Mr. Moch has served as Senior Vice President, Finance and Business Development and Chief Financial officer of Alteon since 1995. Dr. Novitch has been a Director of the company since 1994. Alteon also announced the resignation of James J. Mauzey from his position as Chairman and Chief Executive Officer and the retirement of Jere E. Goyan, Ph.D., from his position as President and Chief Operating Officer. Both will continue their relationship with the company as consultants.

     "Before joining Alteon in March 1995, Mr. Moch served as President and Chief Executive officer of Biocyte Corporation, a cellular therapy company which pioneered the use of cord blood stem cells in transplantation therapy. He was a founder and the Managing General Partner of Catalyst Ventures, a seed venture capital partnership, and was a founder and Vice President of The Liposome Company, Inc. Previously he was a management consultant with McKinsey & Company, Inc. Mr. Moch received his AB in biochemistry from Princeton University, and an MBA from the Stanford Graduate School of Business.

     "Mr. Mauzey has been Chairman and Chief Executive Officer of
Alteon since February 1994.  Dr. Goyan joined Alteon in 1993 as
Senior Vice President, Research and Development.

     "'My reasons for leaving Alteon are personal,' said Mr.
Mauzey. 'My belief in Alteon's technology has never been greater, and I look forward to serving as a consultant to the company as it moves forward.'

     "'Mr. Mauzey and Dr. Goyan enjoy immense respect from the Alteon team,' said Mr. Moch. 'They have brought us through many critical years in the company's development. We thank them for their significant contributions, and are pleased that they will continue to provide advice to Alteon.'

     "'This is an exciting time to take the lead at Alteon,' said Mr. Moch, 'as the recent data from our Phase III trial validates the company's core A.G.E. technology. Yes, we have challenges ahead, but I believe we are prepared to meet them. I am delighted to be working with Dr. Novitch in advancing the company and its technology.'

     "Dr. Novitch was appointed to Alteon's Board of Directors in June 1994. He retired as Vice Chairman and Chief Compliance Officer of The Upjohn Company in December 1993. At Upjohn he was responsible for pharmaceutical control, regulatory affairs, business development, strategy and planning, government affairs and public relations. Prior to joining The Upjohn Company in 1985, Dr. Novitch served as Acting Commissioner and Deputy Commissioner of the United States Food and Drug Administration (FDA). He received his AB from Yale University, and an M.D. from New York Medical College.

     "Mr. Moch outlined several possible key events in the upcoming months:

     -- Pimagedine is still undergoing a detailed evaluation. The ACTION I trial of pimagedine in Type 1 diabetic patients with overt nephropathy demonstrated statistical significance in the drug's ability to reduce urinary protein, LDL cholesterol, triglycerides and diastolic blood pressure. The trial's primary endpoint (a 50% reduction in the time to doubling of serum creatinine) was not met, though positive trend data was observed.

          Because there are few therapies available to the patient population studied in ACTION I, the data from this study are being closely reviewed. We will be meeting with the Food and Drug Administration, our corporate partner Genentech, Inc., our medical consultants and clinical advisors, after which a decision will be made how to proceed with pimagedine.

     -- ALT-711, Alteon's lead A.G.E. crosslink breaker, has been in Phase I safety trials since June of this year, and is expected to enter Phase II trials during 1999. Alteon is currently evaluating potential indications for this compound in cardiovascular disease, as we have seen evidence in preclinical trials of this drug's ability to restore vascular elasticity, reducing arterial stiffness.

     -- We continue discussions with major pharmaceutical and biotechnology companies in the U.S. and abroad regarding a potential partnership for A.G.E. crosslink breakers.

     "Alteon will end 1998 with approximately $20 million in cash.

     "Alteon is engaged in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. Alteon's proprietary technology focuses on Advanced Glycosylation End-products, or A.G.E.s, formed as a result of circulating blood glucose reacting with proteins. A.G.E.s have been shown to be a causative factor in many of the complications of diabetes and age-related diseases, including kidney disease, nerve damage, atherosclerosis and retinopathy. Alteon's approach is to inhibit or break A.G.E.s or their chemical crosslinks, thereby potentially impacting the disease states associated with diabetes and aging. A Phase III pivotal clinical trial evaluating Alteon's lead A.G.E. inhibitor pimagedine in the treatment of Type 1 and Type 2 diabetic patients with end-stage renal disease (ESRD) is ongoing. ALT-711, Alteon's lead A.G.E. crosslink breaker, is in Phase I human clinical trials and is expected to enter Phase II trials in 1999. Alteon is also pursuing the development of a novel series of glucose lowering agent (GLA) compounds.

     "Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products and other risks identified in Alteon's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     "This press release is also available at http://www.alteonpharma.com."


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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alteon Inc.


                              By: /s/ Kenneth I. Moch
                                  -------------------------------
                                  Kenneth I. Moch
                                  President and
                                  Chief Executive Officer


Date: December 30, 1998